UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4438 W. Lovers Lane, Unit 100, Dallas, TX 75209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (406) 606-4117

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 17, 2025, United States Antimony Corporation (the “Company”) entered into an Amended and Restated Sales Agreement (the “Amended Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) and B. Riley Securities, Inc. (“B. Riley Securities”). The Amended Sales Agreement amends and restates the Sales Agreement with A.G.P., previously entered into on November 12, 2024, to add B. Riley Securities as an additional sales agent (A.G.P. and B. Riley Securities, together, the “Sales Agents”) and to make certain conforming changes.

Under the Amended Sales Agreement, the Company will set the parameters for the sale of shares of the Company’s common stock, $0.01 par value per share (the “Shares”) from time to time to or through the Sales Agents (the “ATM Program”) including (i) the maximum number or amount of shares to be sold, (ii) the time period during which sales may be made, (iii) any limitation on the number or amount of Shares that may be sold in any one trading day and (iv) any minimum price below which sales may not be made. Subject to the terms and conditions of the Amended Sales Agreement, the Sales Agents may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents will use commercially reasonable efforts in conducting such sales activities consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American and NYSE Texas. The Company made certain customary representations, warranties and covenants to the Sales Agents in the Amended Sales Agreement, and the Company agreed to customary indemnification and contribution obligations, including with respect to liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The Company has no obligation to sell any Shares under the Amended Sales Agreement, and the Company may suspend solicitations and offers under the Amended Sales Agreement for any reason in its sole discretion. The Company agreed to pay the Sales Agents a commission equal to up to 3.0% of the gross proceeds from the sales of Shares pursuant to the Amended Sales Agreement.

The foregoing description of the Amended Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also, on September 17, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”) to increase the amount of Shares issuable pursuant to the Amended Sales Agreement to up to $65,000,000 of Shares. The Shares will be offered and sold by the Sales Agents pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-284057), the underlying prospectus and the Prospectus Supplement.

The opinion of Duane Morris LLP relating to the validity of the Shares offered by the Prospectus Supplement is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering of the Company’s common stock pursuant to the prospectus supplement dated April 25, 2025 is hereby terminated such that no further offers or sales will be made pursuant to such prospectus supplement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Amended and Restated Sales Agreement, dated September 17, 2025, by and among United States Antimony Corporation, A.G.P./Alliance Global Partners and B. Riley Securities, Inc.

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Duane Morris LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment or voting decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: September 17, 2025	By:	/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

3